Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cheniere Energy, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-171736 and 333-204432) on Form S-3 and the registration statements (Nos. 333-112379, 333-127266, 333-134886, 333-160017, 333-175297, 333-186451, and 333-207651) on Form S-8 of Cheniere Energy, Inc. of our reports dated February 24, 2017, with respect to the consolidated balance sheets of Cheniere Energy, Inc. and subsidiaries as of December 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule I, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Cheniere Energy, Inc. Our report refers to a change in the method of accounting for debt issuance costs and a change in the presentation of cash flows.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
February 24, 2017